UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement

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[x] Definitive Information Statement

DarkStar Ventures, Inc.
(Name of Registrant as Specified In Its Charter)

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We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

INFORMATION STATEMENT
OF
DARKSTAR VENTURES, INC.

7 Eliezri Street,
Jerusalem, Israel,
Phone: +97-254-459-289

To Our Stockholders:

This Notice and the accompanying Information Statement (the "Information Statement") are being furnished to the stockholders of DarkStar Ventures, Inc., a Nevada corporation (the "Company" or the "Corporation"), in connection with an action taken by the Company's Board of Directors and the holder of a majority of the issued and outstanding shares of common stock of the Company (the "Majority Consenting Stockholder") who, together, executed a joint written consent on February 12, 2016 (the "Joint Written Consent"), a copy of which is attached as Exhibit A hereto, to authorize and approve a Certificate of Amendment to the Corporation's Articles of Incorporation to increase the authorized capital stock of the Corporation from five hundred and five million (505,000,000) shares (the "Capital Stock"), consisting of five hundred million (500,000,000) shares of common stock, par value $0.0001 (the "Common Stock") and five million (5,000,000) shares of preferred stock, par value $0.0001 (the "Preferred Stock"), to an authorized capital stock of the Corporation of two billion and five million (2,005,000,000) shares consisting of two billion (2,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. The Board of Directors shall have the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock, without any further action or approval of our stockholders.

The above action is being taken pursuant to the Joint Written Consent of the Board of Directors and Majority Consenting Stockholder at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate of Amendment to the Articles of Incorporations with the Secretary of State of the State of Nevada, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of February 12, 2016. The Certificate of Amendment, a copy of which is attached hereto as Exhibit B, was authorized and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholder.

This Information Statement is be sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By Order of the Board of Directors:

/s/ Avraham Bengio
Avraham Bengio
CEO and Chairman

February 26, 2016

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DarkStar Ventures, Inc.

7 Eliezri Street,
Jerusalem, Israel,
Phone: +97-254-459-289

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the "SEC") on February 16, 2016, in connection with the Joint Written Consent dated February 12, 2016 to amend the Corporation's Articles of Incorporation to increase the authorized capital stock of the Corporation from five hundred and five million (505,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock to an authorized capital stock of the Corporation of two billion and five million (2,005,000,000) consisting of two billion (2,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock.

The foregoing action are hereinafter referred to as the "Corporate Action," which is discussed more fully below. The Corporate Action will be evidenced by the filing of the Article of Amendment with the Secretary of State of the State of Nevada.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the action approved by the Joint Written Consent and Majority Consenting Stockholder cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

New Common Stock certificates reflecting the Corporate Action will not be issued. The Company's Common Stock is subject to quotation on the OTCQB Market under the symbol "DAVC."

ACTION TAKEN BY THE JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDER OF THE CORPORATION

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK

The Corporation's Board of Directors and the Majority Consenting Stockholder have adopted and approved the Certificate of Amendment to increase the authorized Capital Stock from five hundred and five million (505,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock to an authorized Capital Stock of the Corporation of two billion and five million (2,005,000,000) consisting of two billion (2,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 78.195 of the Nevada Revised Statutes.

The Joint Written Consent approving the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit A.

Holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This Amendment will not alter current stockholders’ relative rights and limitations.

The Certificate of Amendment to the Company's Articles of Incorporation that reflects the increased Capital Stock is attached hereto as Exhibit B. The increase in authorized Capital Stock will become effective upon the filing of the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

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Reason for Increase in Authorized Capital

In order to facilitate our ability to raise capital in furtherance of our business plan, we may be expected to issue additional Capital Stock at the discretion of the Board of Directors. Notwithstanding the foregoing, we have no present plans, nor have we entered into any agreements or understandings, that may require the issuance of any of the newly-authorized Common Stock. However, our Board of Directors and Majority Consenting Stockholder have determined that it is in the best interests of the Company and all our stockholders to have available authorized but unissued shares of Common Stock and Preferred Stock. As a result of the increase in authorized Capital Stock, the Company will be able to issue additional Common Stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners and acquiring or investing in complementary businesses or products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of February 12, 2016 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has Sole voting and investment power. As of February 12, 2016, the Company has 107,145,000 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Avraham Bengio	54,645,000 Shares	51.00%
7 Eliezri Street
Jerusalem, Israel

Total Officers, Directors and Affiliates (1 person)	54,645,000 Shares	51.00%

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Name	Age	Title
Avraham Bengio	51	CEO, CFO and Sole Director

On May 14 2015, Chizkyau Lapin resigned as Chairman, President and Chief Executive Officer and Accounting Officer and was replaced by Avraham Bengio.

Mr. Bengio, 51, studied engineering in the High School of Technology in Jerusalem. From 1995 until present he has been the CEO and founder of YSVA MAKOR CHAYIM Investments LTD., an Israeli corporation involved in the business of land and building investments and development.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders’ meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors.

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There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or has a material interest adverse to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. We believe, based Solely on our review of the copies of such forms, that during the fiscal year ended December 31, 2015, our Sole executive officer and director who is also a 5% shareholders has not complied with Section 16(a) filing requirements.

Auditors

The Company engaged Weinberg & Baer LLC, Baltimore, Maryland as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2016.

Code of Ethics and Audit Committee

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Director has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Sole director and Sole officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 8, 2007, we have not paid any compensation to our directors or executive officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on May 8, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on May 8, 2007, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

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Compensation of Directors

Since our incorporation on May 8, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors. No arrangements are presently in place regarding compensation to directors for their services as directors.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the EDGAR system.

We will provide without charge a information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of

DarkStar Ventures, Inc.

Dated: February 26, 2016

By: /s/ Avraham Bengio
Avraham Bengio, Chief Executive Officer, Chief Financial Officer and Sole Director

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Exhibit A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDER
OF
DARKSTAR VENTURES , INC.

The undersigned, being the Sole member of the Board of Directors of DarkStar Ventures, Inc., a Nevada corporation (the "Corporation"), acting together with the written consent of the holder (the "Majority Consenting Stockholder") of a majority of the outstanding shares of the Corporation's common stock, par value $0.0001 (the "Common Stock") acting pursuant to NRS 78.207 of the Nevada Revised Statutes ("NRS"), do hereby adopt the following resolutions as of this 12th day of February 2016.

WHEREAS, the Corporation's Board of Director has determined to change the Corporation's Capital Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the following Articles as follows:

ARTICLE 9: The Corporation shall be authorized to issue two billion and five million (2.005,000,000) shares of capital stock, of which two billion (2,000,000,000) shares shall be shares of common stock, par value $0.0001 per share (“Common Stock”) and five million (5,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195.

FURTHER RESOLVED, that this Joint Written Consent of the Board of Director and Majority Consenting Stockholder shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED, that the undersigned member of the Corporation's Board of Directors and the Majority Consenting Stockholder of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the Nevada Revised Statutes 78 and thereby direct that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholder be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation's Common Stock issued and outstanding at February 12, 2016 (the "Record Date") is 107,145,000 shares. The number of shares of Common Stock necessary to approve the above resolutions under NRS 78.320 and the By-laws of the Corporation is 53,572,501 shares of Common Stock. The Majority Consenting Stockholder, holding 54,645,000 shares of Common Stock, representing 51% of our 107,145,000 outstanding shares of Common Stock, have consented to the adoption of the above resolutions.

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FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

DarkStar Ventures, Inc.

Dated: February 12, 2016

By: /s/ Avraham Bengio
Avraham Bengio, CEO, CFO and Sole Director

Name of Consenting Shareholder	Number of Share Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Avraham Bengio, CEO, CFO, Sole Director	54,645,000 Shares	51.00%

Total	54,645,000 Shares	51.00%

(1) Applicable percentage ownership is based on 107,145,000 shares of Common Stock outstanding as of February 12, 2016.

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Exhibit B

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

DarkStar Ventures, Inc., a corporation organized and existing under and by virtue of the NRS 78 of the State of Nevada does hereby certify:

FIRST: That at a meeting of the Board of Directors of DarkStar Ventures, Inc. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholder of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the ARTICLE 9 so that, as amended, said Article shall be and read as follows:

"ARTICLE 9: The Corporation shall be authorized to issue two billion and five million (2.005,000,000) shares of capital stock, of which two billion (2,000,000,000) shares shall be shares of common stock, par value $0.0001 per share (“Common Stock”) and five million (5,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holder of a majority of the shares of common of said Corporation in accordance with section 78.320 of Nevada Revised Statutes, the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of NRS 78 of the State of Nevada.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 12th day of February 2016.

By: /s/ Avraham Bengio
Name: Avraham Bengio
Title: Chief Executive Officer, Chief Financial Officer and Sole Director

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